UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2012 (November 16, 2012)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 16, 2012, Sanchez Energy Corporation (the “Company”), together with its subsidiaries SEP Holdings III, LLC (“SEP”) and SN Marquis LLC (“SN Marquis” and, together with the Company and SEP, the “Borrowers”), entered into a previously announced $250 million first lien revolving credit facility and a $250 million second lien term loan facility, which are described in further detail below.

On November 16, 2012, the Company entered into a Credit Agreement (the “First Lien Credit Agreement”), dated as of November 15, 2012, among the Borrowers, as borrowers, Capital One, National Association, as administrative agent, sole lead arranger and sole book runner, and each of the other lenders party thereto.  The First Lien Credit Agreement provides for a $250 million revolving credit facility which matures November 16, 2015 and is secured by a senior lien on substantially all of the assets of the Borrowers.  Availability under the First Lien Credit Agreement is at all times subject to customary conditions and the then applicable borrowing base, which is initially $27.5 million and subject to periodic redeterminations.  All borrowings under the First Lien Credit Agreement bear interest, at the option of the Borrowers, either at an alternate base rate or a eurodollar rate.  The alternate base rate of interest is equal to the sum of (a) the greatest of (i) the Wall Street Journal prime rate, (ii) the federal funds effective rate plus ½ of 1% and (iii) the one-month LIBO Rate multiplied by the statutory reserve rate, plus 1% and (b) the applicable margin.  The eurodollar rate of interest is equal to the sum of (x) the LIBO Rate for the applicable interest period multiplied by the statutory reserve rate and (y) the applicable margin.  The applicable margin varies from 1.50% to 2.00% for alternate base rate borrowings and from 2.50% to 3.00% for eurodollar borrowings, depending on the utilization of the borrowing base.  Furthermore, the Borrowers are required to pay a commitment fee on the unused committed amount at a rate varying from 0.375% to 0.75% per annum, depending on the utilization of the borrowing base.

Also on November 16, 2012, the Company entered into a Credit Agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), dated as of November 15, 2012, among the Borrowers, as borrowers, Macquarie Bank Limited, as administrative agent, sole lead arranger and sole book runner, and the other lenders party thereto.  The Second Lien Credit Agreement provides for a $250 million term loan facility which matures May 16, 2016 and is secured by a lien on substantially all of the assets of the Borrowers that is junior to those liens under the First Lien Credit Agreement.  The Second Lien Credit Agreement provides for an initial commitment of $50 million, subject to customary conditions, with the remaining commitments subject to the approval of the lenders and other customary conditions.  All borrowings under the Second Lien Credit Agreement bear interest at a eurodollar rate equal to the sum of (a) the LIBO Rate for the applicable interest period and (b) the applicable margin of 8.5%.

The Credit Agreements contain customary affirmative and negative covenants for credit facilities of the respective types and sizes for companies operating in the oil and gas industry, as well as customary events of default (including provisions providing for cross-

default between the Credit Agreements).  Furthermore, the Credit Agreements contain financial covenants that require the Borrowers to satisfy certain specified financial ratios, including current assets to current liabilities, interest coverage, total leverage, senior debt leverage and adjusted present value (as such terms may be defined or described in the applicable Credit Agreement).  Upon an event of default under a Credit Agreement, the administrative agent thereunder may, at its election or at the direction of lenders holding, as applicable, at least 66 2/3% of (i) the maximum committed amounts (if no borrowings or letters of credit are outstanding) or (ii) the outstanding borrowings and letter of credit exposure (if borrowings or letters of credit are outstanding) thereunder, accelerate the amounts due under its Credit Agreement.  The Credit Agreements would be guaranteed by any future restricted subsidiaries (as defined in the Credit Agreements) of the Borrowers.

As of the date of this Current Report on Form 8-K, the Borrowers have not made any draws under either Credit Agreement, but intend to use any future borrowings to fund capital expenditures and for general corporate purposes.

The foregoing description of the Credit Agreements is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, the agents and lenders under the Credit Agreements and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits

10.1

Credit Agreement, dated as of November 15, 2012, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Capital One, National Association, as administrative agent for the lenders, and each of the lenders from time to time party thereto.

10.2	Second Lien Term Credit Agreement, dated as of November 15, 2012, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Macquarie Bank Limited, as administrative agent for the lenders, and each of the Lenders from time to time party thereto.

Forward Looking Statements

All statements in this Current Report on Form 8-K, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 23, 2012	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1

Credit Agreement, dated as of November 15, 2012, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Capital One, National Association, as administrative agent for the lenders, and each of the lenders from time to time party thereto.

10.2

Second Lien Term Credit Agreement, dated as of November 15, 2012, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Macquarie Bank Limited, as administrative agent for the lenders, and each of the Lenders from time to time party thereto.